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                                                                   EXHIBIT 10.2

                        SMITH-GARDNER & ASSOCIATES, INC.

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                        INCENTIVE STOCK OPTION AGREEMENT

          This Incentive Stock Option Agreement (the "Agreement") is made and entered into as of the ____ day of ___________________, 1998 (the "Grant Date"), between SMITH-GARDNER & ASSOCIATES, INC., a Florida corporation (the "Company") and ______________________ (the "Optionee").

          1. GRANT OF OPTION. The Company hereby grants to the Optionee, an incentive stock option (the "Option") to acquire __________ shares (the "Option Shares") of Common Stock, $.01 par value, of the Company pursuant to the Company's Stock Option Plan (the "Plan"), the terms of which are incorporated herein for all purposes.

          2. EXERCISE PRICE. The exercise price per share of the Option Shares subject to the Option is $2.53.

          3. EXERCISE SCHEDULE: NO EXERCISE UNTIL IPO.

                   (a) Except as otherwise provided in Sections 8 and 9 of the Plan, the Option shall be exercisable in whole or in part and cumulatively according to the following schedule: the Option shall become exercisable for

                           (i) twenty five percent (25%) of the Option Shares
one (1) year after the Grant Date ("Vesting Commencement Date"), and

                           (ii) the balance of the Option Shares in successive
equal quarterly installments (each of six and one-quarter percent (6.25%) of the Option Shares) at the end of each of the next 12 calendar quarters after the Vesting Commencement Date.

In no event shall the Option become exercisable for any additional Option Shares after the Optionee's employment with the Company is terminated.

                   (b) Notwithstanding anything in this Agreement or the Plan to the contrary, other than provided for in paragraph 6 of this agreement, in no event shall the Option be exercisable, in whole or in part, until the closing of the Company's initial public offering of Common Stock ("IPO") pursuant to an effective registration statement filed under the Securities Act of 1933, as amended. In addition, to the extent requested by the Company or the underwriter of the IPO, the Optionee will not sell or otherwise transfer or dispose of any Option Shares acquired upon exercise of the Option for up to one hundred eighty (180) days following the effective date of the IPO.

          4. TRANSFERABILITY. The Option is non transferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Optionee is exercisable only by the Optionee.



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          5. TERMINATION OF OPTION. The Option shall expire and shall automatically and without notice terminate and become null and void ten (10) years after the Grant Date; provided, that any unexercised portion of the Option shall automatically and without notice terminate and become null and void as provided in Section 9 of the Plan.

          6. CHANGE IN CONTROL. In the event of a change in control of the Company (as hereafter defined) all options then outstanding shall vest and be exercisable in full immediately. As used herein, the term "change in control of the Company" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13 (d) and 14 (b) (2) of the Securities Exchange Act of
1934) becomes the beneficial owner, directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities, except for an initial public offering by the Company, (ii) during any period of twelve (12) months, individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least a majority of the directors then still in office, who were directors at the beginning of the period or (iii) a person (as defined in clause (i) above) acquires (or, during the 12-month period ending on the date of the most recent acquisition by such person or group of persons, has acquired) gross assets of the Company that have an aggregate fair market value greater than or equal to fifty percent (50%) of the fair market value of all of the gross assets of the Company immediately prior to such acquisition or acquisitions.

          7. INTERPRETATION. The Optionee acknowledges receipt of the Plan, and accepts the Option subject to, and agrees to be bound by, all the terms and provisions of the Plan and this Agreement. The Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement. Capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

          8. NO RIGHT TO EMPLOYMENT. This Option shall not confer upon the Optionee any right to employment with the Company.

          9. NOTICES. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at 1615 South Congress Avenue, Delray Beach, Florida 33445, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.



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          10. LAW GOVERNING. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida, and venue for any action shall be in Palm Beach County, Florida.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                         COMPANY:

                                         SMITH-GARDNER & ASSOCIATES, INC.



                                         By: /s/ Gary G. Hegna
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                                         Title:  Gary G. Hegna, President & CEO

                                         OPTIONEE:



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